CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                       YEAR ENDED DECEMBER 31,                        NINE MONTHS
                                                                                                                     SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:                        1998        1997        1996        1995        1994        1999        1998
                                                      ------      ------      ------      ------      ------      ------      ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                          4,162       4,042       3,911       4,574       6,309       3,034       3,136
     INTEREST FACTOR IN RENT EXPENSE                     190         169         159         150         154         157         137
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                            4,352       4,211       4,070       4,724       6,463       3,191       3,273
                                                      ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                               4,916       6,109       6,377       5,929       4,994       6,193       4,634
     FIXED CHARGES                                     4,352       4,211       4,070       4,724       6,463       3,191       3,273
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                                   9,268      10,320      10,447      10,653      11,457       9,384       7,907
                                                      ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.13        2.45        2.57        2.26        1.77        2.94        2.42
                                                      ======      ======      ======      ======      ======      ======      ======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 15,671      13,655      12,885      13,476      15,305      11,155      11,527
     INTEREST FACTOR IN RENT EXPENSE                     190         169         159         150         154         157         137
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                           15,861      13,824      13,044      13,626      15,459      11,312      11,664
                                                      ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                               4,916       6,109       6,377       5,929       4,994       6,193       4,634
     FIXED CHARGES                                    15,861      13,824      13,044      13,626      15,459      11,312      11,664
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                                  20,777      19,933      19,421      19,555      20,453      17,505      16,298
                                                      ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.31        1.44        1.49        1.44        1.32        1.55        1.40
                                                      ======      ======      ======      ======      ======      ======      ======

Note> On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly-owned subsidiary of Citigroup, became a subsidiary of Citicorp Banking Corporation, a wholly-owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC. The Citicorp 3Q99 10-Q reflects this transaction.